Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: MZTI
November 4, 2025	TRADED: Nasdaq

THE MARZETTI COMPANY REPORTS FIRST QUARTER SALES AND EARNINGS
WESTERVILLE, Ohio, November 4 - The Marzetti Company (Nasdaq: MZTI) reported results today for the company’s fiscal first quarter ended September 30, 2025.
Summary
•Consolidated first quarter reported net sales increased 5.8% to a first quarter record $493.5 million. Excluding $10.7 million in non-core sales attributed to a temporary supply agreement (“TSA”) with Winland Foods, Inc., Adjusted Consolidated Net Sales increased 3.5% to $482.8 million. Retail segment net sales increased 3.5% to $247.8 million. Foodservice segment net sales grew 8.2% to $245.6 million on a reported basis. Excluding the non-core TSA sales, Adjusted Foodservice Net Sales increased 3.5% to $234.9 million.
•Consolidated gross profit increased $8.0 million or 7.2% to a first quarter record $118.8 million with reported gross margin up 30 basis points. Adjusted Gross Margin, which excludes the $10.7 million in non-core TSA sales that did not contribute to gross profit, improved 80 basis points to 24.6% driven by our ongoing cost savings programs and higher sales volumes.
•SG&A expenses increased $3.5 million to $58.4 million, driven by increased investments to support the continued growth of our brands.
•Consolidated operating income increased $3.4 million to a first quarter record $59.3 million. Excluding restructuring and impairment charges of $1.1 million, Adjusted Operating Income increased $4.5 million or 8.1% to $60.4 million. The increase in Adjusted Operating Income reflects the higher gross profit partially offset by the increase in SG&A expenses. The restructuring and impairment charges are attributed to our previously announced closure of our sauce and dressing facility in Milpitas, California.
•First quarter net income was $1.71 per diluted share versus $1.62 per diluted share last year. Restructuring and impairment charges reduced this year’s first quarter net income by $0.03 per diluted share.
CEO David A. Ciesinski commented, “We were pleased to report record sales, gross profit and operating income for our fiscal first quarter. In the Retail segment, sales growth of 3.5% was led by our category-leading New York Bakery™ frozen garlic bread products, including notable contributions from the delicious gluten-free Texas Toast that we launched last fall. Volume gains for our successful licensing program also added to the increase in Retail segment sales driven by Chick-fil-A® sauces, Olive Garden® dressings, and Buffalo Wild Wings® sauces. In the Foodservice segment, reported net sales increased 8.2% with Adjusted Foodservice Net Sales growth of 3.5% led by higher demand from several of our core national chain restaurant accounts in addition to inflationary pricing.”
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“Looking ahead to our fiscal second quarter and the remainder of our fiscal year, we anticipate Retail segment sales will continue to benefit from the growth of our licensing program and contributions from our own brands. In the Foodservice segment, we expect sales to remain supported by select quick-service restaurant customers in our mix of national chain restaurant accounts.”
First Quarter Results
Consolidated net sales increased 5.8% to a first quarter record $493.5 million versus $466.6 million last year. Excluding $10.7 million in non-core sales attributed to the TSA with Winland Foods, Inc., Adjusted Consolidated Net Sales increased 3.5% to $482.8 million. Retail segment net sales grew 3.5% to $247.8 million while the segment’s sales volume, measured in pounds shipped, increased 3.2%. The $10.7 million in non-core TSA sales are accounted for as Foodservice segment sales and result from our acquisition of the Winland Foods sauce and dressing production facility located in Atlanta, Georgia. The TSA sales commenced in March 2025 and are expected to conclude during the quarter ending March 31, 2026. Excluding the non-core TSA sales, Adjusted Foodservice Net sales improved 3.5% to $234.9 million while the segment’s sales volumes, measured in pounds shipped, improved 0.5% as inflationary pricing and a more favorable sales mix contributed to the segment’s net sales growth.
Consolidated gross profit increased $8.0 million to a first quarter record $118.8 million driven by our cost savings programs and higher sales volumes. Adjusted Gross Margin increased 80 basis points to 24.6%.
SG&A expenses increased $3.5 million to $58.4 million, driven by higher marketing costs as we invested to support the continued growth of our Retail brands. SG&A expenses also reflect increased investments in personnel.
Restructuring and impairment charges of $1.1 million are attributed to the closure of our sauce and dressing facility in Milpitas, California as part of our ongoing initiative to better optimize our manufacturing network. Production at the facility concluded during the quarter ending September 30, 2025, as planned.
Consolidated operating income increased $3.4 million to $59.3 million. Excluding the restructuring and impairment charges of $1.1 million, Adjusted Operating Income increased $4.5 million or 8.1% to $60.4 million. The increase in Adjusted Operating Income reflects the higher gross profit partially offset by the increase in SG&A expenses.
Net income increased $2.5 million to $47.2 million, or $1.71 per diluted share, versus $44.7 million, or $1.62 per diluted share, last year. The restructuring and impairment charges reduced current-year quarter net income by $0.9 million, or $0.03 per diluted share.
Conference Call on the Web
The company’s first quarter conference call is scheduled for this morning, November 4, at 10:00 a.m. ET. Access to a live webcast and subsequent replay of the call is available through a link on the company’s website at investors.marzetticompany.com.
About The Marzetti Company
The Marzetti Company is a manufacturer and marketer of specialty food products for the retail and foodservice channels.
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Forward-Looking Statements
We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward-looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations; contain projections regarding future developments, operations or financial conditions; or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments; and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in the forward-looking statements. Some of the key factors that could cause actual results to differ materially from those expressed in the forward-looking statements include:
•efficiencies in plant operations and our overall supply chain network;
•price and product competition;
•the success and cost of new product development efforts;
•the lack of market acceptance of new products;
•changes in demand for our products, which may result from changes in consumer behavior or loss of brand reputation or customer goodwill;
•the impact of customer store brands on our branded retail volumes;
•the impact of any laws and regulatory matters affecting our food business, including any additional requirements imposed by the FDA or any state or local government;
•the extent to which good-fitting business acquisitions are identified, acceptably integrated, and achieve operational and financial performance objectives;
•inflationary pressures resulting in higher input costs;
•fluctuations in the cost and availability of ingredients and packaging;
•adverse changes in freight, energy or other costs of producing, distributing or transporting our products;
•the reaction of customers or consumers to pricing actions we take to offset inflationary costs;
•adverse changes in trade policies, including increased tariffs, retaliatory trade measures, or other trade restrictions;
•dependence on key personnel and changes in key personnel;
•adequate supply of labor for our manufacturing facilities;
•stability of labor relations;
•geopolitical events that could create unforeseen business disruptions and impact the cost or availability of raw materials and energy;
•dependence on a wide array of critical third parties to support our operations, including contract manufacturers, distributors, logistics providers and IT vendors;
•cyber-security incidents, information technology disruptions, and data breaches;
•the potential for loss of larger programs or key customer relationships;
•capacity constraints that may affect our ability to meet demand or may increase our costs;
•failure to maintain or renew license agreements;
•the possible occurrence of product recalls or other defective or mislabeled product costs;
•the effect of consolidation of customers within key market channels;
•maintenance of competitive position with respect to other manufacturers;
•the outcome of any litigation or arbitration;
•significant shifts in consumer demand and disruptions to our employees, communities, customers, supply chains, production planning, operations, and production processes resulting from the impacts of epidemics, pandemics or similar widespread public health concerns and disease outbreaks;
•changes in estimates in critical accounting judgments; and
•risks related to other factors described under “Risk Factors” in other reports and statements filed by us with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (available at www.sec.gov).
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Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such forward-looking statements, except as required by law. Management believes these forward-looking statements to be reasonable; however, you should not place undue reliance on statements that are based on current expectations.

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FOR FURTHER INFORMATION:	Dale N. Ganobsik
Vice President, Corporate Finance and Investor Relations
The Marzetti Company
Phone: 614/224-7141
Email: ir@marzetti.com
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The Marzetti Company
Condensed Consolidated Statements of Income
(Unaudited, In thousands except per-share amounts)

	Three Months Ended September 30,
	2025	2024
Net sales	$493,472	$466,558
Cost of sales	374,653	355,734
Gross profit	118,819	110,824
Selling, general & administrative expenses	58,416	54,960
Restructuring and impairment charges	1,143	—
Operating income	59,260	55,864
Other, net	1,529	2,019
Income before income taxes	60,789	57,883
Taxes based on income	13,607	13,182
Net income	$47,182	$44,701

Net income per common share: (a)
Basic and diluted	$1.71	$1.62

Cash dividends per common share	$0.95	$0.90

Weighted average common shares outstanding:
Basic	27,455	27,457
Diluted	27,494	27,478

(a)        Based on the weighted average number of shares outstanding during each period.
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The Marzetti Company
Business Segment Information
(Unaudited, In thousands)

	Three Months Ended September 30,
	2025	2024
Net Sales
Retail	$247,845	$239,571
Foodservice	245,627	226,987
Total Net Sales	$493,472	$466,558

Operating Income
Retail	$50,611	$56,175
Foodservice	34,768	24,309
Nonallocated Restructuring and Impairment Charges	(1,143)	—
Corporate Expenses	(24,976)	(24,620)
Total Operating Income	$59,260	$55,864

The Marzetti Company
Condensed Consolidated Balance Sheets
(Unaudited, In thousands)

	September 30, 2025	June 30, 2025
Assets
Current assets:
Cash and equivalents	$182,151	$161,476
Receivables	101,803	95,817
Inventories	174,034	169,301
Other current assets	41,344	17,037
Total current assets	499,332	443,631
Net property, plant and equipment	541,849	534,543
Other assets	297,283	296,550
Total assets	$1,338,464	$1,274,724

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$135,465	$117,962
Accrued liabilities	66,004	68,332
Total current liabilities	201,469	186,294
Noncurrent liabilities and deferred income taxes	118,224	89,935
Shareholders’ equity	1,018,771	998,495
Total liabilities and shareholders’ equity	$1,338,464	$1,274,724
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Reconciliation of GAAP to non-GAAP Financial Measures
The Marzetti Company prepares its consolidated financial statements in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). However, from time to time, the corporation may present in its public statements, press releases and SEC filings, non-GAAP financial measures such as Adjusted Consolidated Net Sales, Adjusted Foodservice Net Sales, Adjusted Cost of Sales, Adjusted Gross Profit, Adjusted Gross Margin and Adjusted Operating Income. Management considers such non-GAAP financial measures to provide useful supplemental information to investors in facilitating year-over-year comparisons by removing non-recurring items or other items that management believes do not directly reflect the underlying operations. Management uses these non-GAAP measures in the preparation of our annual operating plan and for our monthly analysis of operating results. Reconciliations of the non-GAAP measures to the most comparable GAAP financial measures are provided below. The corporation’s definitions of these non-GAAP measures may differ from similarly titled measures used by other companies. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.
Adjusted Consolidated Net Sales, Adjusted Foodservice Net Sales, Adjusted Cost of Sales, Adjusted Gross Profit and Adjusted Gross Margin are non-GAAP financial measures that exclude non-core sales and cost of sales attributed to a temporary supply agreement (“TSA”) made in connection with our February 2025 acquisition of Winland’s Atlanta-based sauce and dressing production facility. The TSA sales are included in the reported net sales for our Foodservice segment and did not contribute meaningfully to gross profit. The TSA sales commenced in March 2025 and are expected to conclude during the quarter ending March 31, 2026. The following table presents a reconciliation between net sales, cost of sales, gross profit and gross margin as reported in accordance with GAAP and Adjusted Consolidated Net Sales, Adjusted Foodservice Net Sales, Adjusted Cost of Sales, Adjusted Gross Profit and Adjusted Gross Margin for the three months ended September 30, 2025.

	Three Months Ended September 30, 2025
(Unaudited, Dollars In Thousands)	Reported	TSA-Related	Adjusted (non-GAAP)
Consolidated
Net Sales	$493,472	$10,691	$482,781
Cost of Sales	374,653	10,691	363,962
Gross Profit	$118,819	$—	$118,819
Gross Margin	24.1%	—%	24.6%

Foodservice Segment
Foodservice Net Sales	$245,627	$10,691	$234,936
Adjusted Operating Income is a non-GAAP financial measure that excludes certain items affecting comparability, which can impact the analysis of our underlying core business performance and trends. The adjustment in the reconciliation below reflects restructuring and impairment charges related to the closure of our sauce and dressing production facility in Milpitas, California. The following table presents a reconciliation between operating income as reported in accordance with GAAP and Adjusted Operating Income for the three months ended September 30, 2025 and 2024.

	Three Months Ended September 30,
(Unaudited, Dollars In Thousands)	2025	2024	Change
Reported Operating Income	$59,260	$55,864	$3,396	6.1%
Restructuring and Impairment Charges	1,143	—	1,143	N/M
Adjusted Operating Income (non-GAAP)	$60,403	$55,864	$4,539	8.1%
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